UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

INDEPENDENCE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54323

(Commission file number)

20-3866475

(I.R.S. Employer Identification No.)

3753 Pennridge Drive, St. Louis MO 63044

(Address of principal executive offices)(Zip Code)

(314) 344-1920

(Company's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.    Departure of Directors or Principal Officers.

On February 4, 2015, Greg Rotelli resigned as President, Chief Financial Officer, Secretary and Treasurer and as a director. Mr. Rotelli’s resignation was the result of a settlement between Mr. Rotelli and the members of American Medical Distributors, Inc. (“AMD”) arising in connection with the March 31, 2014 acquisition by the Company of certain assets of AMD.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2015	Independence Energy Corp.
	By:	/s/ Howard J. Taylor
	Name:	Howard J. Taylor
	Title:	Chief Executive Officer and Director